Exhibit 11


                   ORION CAPITAL CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                   (UNAUDITED)



                                                            Three Months Ended        Nine Months Ended
                                                               September 30,             September 30,
                                                           ---------------------    ---------------------
(In millions, except for per share amounts)                 1999           1998      1999           1998
---------------------------------------------------------------------------------------------------------
Basic:
Weighted average number of shares outstanding               27.2           27.2      27.1           27.4
                                                          ======         ======    ======         ======
Net earnings (loss) attributable to common stockholders   $  3.5         $  2.3    $(46.4)        $ 82.7
                                                          ======         ======    ======         ======
Net earnings (loss) per basic common shares               $ 0.13         $ 0.08    $(1.72)        $ 3.02
                                                          ======         ======    ======         ======
Diluted:
Computation of weighted average number of
   common and diluted equivalent shares
   outstanding:-
   Weighted average number of shares outstanding            27.2           27.2      27.1           27.4
   Dilutive effect of stock options and stock awards         0.4            0.7         -            0.7
                                                          ------         ------    ------         ------
   Weighted average number of common and
       diluted equivalent shares                            27.6           27.9      27.1           28.1
                                                          ======         ======    ======         ======
Net earnings (loss) attributable to common stockholders   $  3.5         $  2.3    $(46.4)        $ 82.7
                                                          ======         ======    ======         ======
Net earnings (loss) per diluted common shares             $ 0.13         $ 0.08    $(1.72)        $ 2.95
                                                          ======         ======    ======         ======


         The average shares for the nine months ended September 30, 1999 excludes equivalent shares of 0.3 million in the computation of diluted earnings per common share because to include them would have been antidilutive.